UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2014

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On September 24, 2014, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price per share of $64.00 (the “Purchase Price”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock at the Purchase Price, which was exercised in full on September 25, 2014.

The Offering settled on September 30, 2014 and was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-194389) filed with the Securities and Exchange Commission on March 7, 2014, (ii) a preliminary prospectus supplement relating to the Shares, dated as of September 22, 2014, and (iii) a final prospectus supplement relating to the Shares, dated as of September 24, 2014.

The Company intends to use the net proceeds from the Offering of approximately $282 million (after deducting the underwriting discount and other estimated offering expenses) to repay certain indebtedness, including amounts outstanding under its senior unsecured credit facility, to fund potential future acquisitions and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.             Other Events.

On September 30, 2014, the Company issued a press release (the “Closing Press Release”) announcing the closing of the Offering. The foregoing description is qualified in its entirety by reference to the Closing Press Release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement.
5.1	Opinion of DLA Piper LLP (US) regarding the legality of the shares of Common Stock being issued.
8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 and Exhibit 8.1).
99.1	Closing Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: September 30, 2014	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer